Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS FIRST QUARTER RESULTS
(24.7% increase in earnings per share compared to 2025 first quarter)
(4.5% increase in dividend)

SOUDERTON, Pa., April 22, 2026 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the "Bank") and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended March 31, 2026 of $27.1 million, or $0.96 diluted earnings per share, compared to net income of $22.4 million, or $0.77 diluted earnings per share, for the quarter ended March 31, 2025.

Dividend
On April 22, 2026, Univest declared a quarterly cash dividend of $0.23 per share to be paid on May 20, 2026 to shareholders of record as of May 6, 2026, which represents an increase of $0.01 per share, or 4.5%. Univest had last increased its dividend by $0.01 per share in May 2025.

One-Time Items
The financial results for the quarter included tax-free bank owned life insurance ("BOLI") death benefit proceeds of $372 thousand, which represented $0.01 diluted earnings per share. In addition, the financial results for the quarter included a $427 thousand restructuring charge ($337 thousand after-tax), or $0.01 diluted earnings per share, related to the planned closure of two underutilized facilities: a financial center and a limited purpose banking office.

Loans
Gross loans and leases increased $25.4 million, or 0.4% (1.6% annualized), from December 31, 2025, primarily due to increases in commercial and commercial real estate loans, partially offset by decreases in construction and residential mortgage loans. Gross loans and leases increased $107.2 million, or 1.6%, from March 31, 2025, driven primarily by growth in construction, commercial, commercial real estate, and home equity loans. This growth was partially offset by a decline in residential mortgage loans, which is consistent with our strategy to focus balance sheet growth on full-relationship customers which will improve our loan-to-deposit ratio.

Deposits and Liquidity
Total deposits decreased $273.6 million, or 3.9% (15.6% annualized), from December 31, 2025 due to decreases in commercial, consumer, brokered deposits, and public funds, primarily reflecting seasonal public funds runoff during the quarter. Total deposits increased $155.3 million, or 2.3%, from March 31, 2025, primarily due to an increase in commercial deposits, partially offset by decreases in consumer, brokered and public funds deposits.

Noninterest-bearing deposits totaled $1.5 billion and represented 21.7% of total deposits at March 31, 2026, compared to $1.4 billion representing 20.2% of total deposits at December 31, 2025. Unprotected deposits, which excludes insured, internal, and collateralized deposit accounts, totaled $1.6 billion at March 31, 2026 and December 31, 2025. This represented 23.7% of total deposits at March 31, 2026, compared to 23.2% at December 31, 2025.

As of March 31, 2026, the Corporation and its subsidiaries held cash and cash equivalents totaling $222.4 million. The Corporation and its subsidiaries had committed borrowing capacity of $3.7 billion, of which $2.4 billion was available. The Corporation and its subsidiaries also maintained uncommitted funding sources from correspondent banks of $472.0 million at March 31, 2026. Future availability under these uncommitted funding sources is subject to the prerogatives of the granting banks and may be withdrawn at will.

Net Interest Income and Margin
Net interest income of $63.4 million for the first quarter of 2026 increased $6.6 million, or 11.6%, from the first quarter of 2025 and $816 thousand, or 1.3%, from the fourth quarter of 2025. The increase in net interest income for the first quarter of 2026 compared to the first quarter of 2025 was driven by higher average balances of loans and cash and cash equivalents, as well as a reduction in our cost of funds offset by higher average balances of interest‑bearing liabilities. The increase in net interest income for the first quarter of 2026 compared to the fourth quarter of 2025 was primarily driven by the lower average balances and reduced costs of interest‑bearing liabilities, partially offset by lower average balances and reduced yields on interest-earning deposits with other banks.

Net interest margin, on a tax-equivalent basis, was 3.33% for the first quarter of 2026, compared to 3.10% for the fourth quarter of 2025 and 3.09% for the first quarter of 2025. Excess liquidity reduced net interest margin by approximately 11 basis points for the quarter ended March 31, 2026 compared to approximately 27 basis points for the quarter ended December 31, 2025 and approximately three basis points for the quarter ended March 31, 2025. Excluding the impact of excess liquidity, the net interest margin, on a tax-equivalent basis, would have been 3.44% for the quarter ended March 31, 2026 compared to 3.37% for the fourth quarter of 2025 and 3.12% for the quarter ended March 31, 2025.

Noninterest Income
Noninterest income for the quarter ended March 31, 2026 was $24.1 million, an increase of $1.7 million, or 7.5%, from the comparable period in the prior year.

Other income increased $587 thousand, or 239.6%, for the quarter ended March 31, 2026 compared to the comparable period in the prior year. Fees on risk participation agreements for interest rate swaps increased $219 thousand due to increased demand. Additionally, income on other real estate owned for the three months ended March 31, 2025 included a one-time expense of $254 thousand related to building repairs.

Investment advisory commission and fee income increased $541 thousand, or 9.6%, for the quarter ended March 31, 2026 compared to the comparable period in the prior year, driven by appreciation in assets under management and new customer relationships.

Insurance commission and fee income increased $534 thousand, or 7.8%, for the quarter ended March 31, 2026 compared to the comparable period in the prior year, primarily due to an increase of $342 thousand in premiums on commercial lines. Additionally, contingent income increased $194 thousand for the quarter, from $1.6 million for the three months ended March 31, 2025 to $1.8 million for the three months ended March 31, 2026. Contingent income is largely recognized in the first quarter of the year.

Other service fee income increased $334 thousand, or 12.3%, for the quarter ended March 31, 2026 compared to the comparable period in the prior year. This was driven by a $284 thousand decrease in the valuation allowance on servicing rights in the first quarter of 2026 compared to a $19 thousand increase in the first quarter of 2025.

Net gain on mortgage banking activities increased $144 thousand, or 22.3%, for the quarter ended March 31, 2026 compared to the comparable period in the prior year, primarily due to increased salable volume.

BOLI income decreased $627 thousand, or 32.0%, for the quarter ended March 31, 2026 compared to the comparable period in the prior year. The financial results for the three months ended March 31, 2026 included $372 thousand in BOLI death benefit proceeds compared to $1.0 million for the three months ended March 31, 2025.

Noninterest Expense
Noninterest expense for the quarter ended March 31, 2026 was $52.7 million, an increase of $3.3 million, or 6.8%, from the comparable period in the prior year.

Salaries, benefits and commissions increased $2.6 million, or 8.5%, for the quarter ended March 31, 2026 compared to the comparable period in the prior year, primarily driven by higher salary expense of $1.3 million. Additionally, medical claims expense increased by $753 thousand, or 48.8%. The Corporation maintains a self-insured medical plan and is responsible for claim costs up to the stop loss limit. This results in expense volatility based on the timing and magnitude of claims.

Restructuring charges increased $427 thousand for the quarter ended March 31, 2026 compared to the comparable period in the prior year as previously discussed.

Marketing and advertising expense increased $281 thousand, or 79.6%, for the quarter ended March 31, 2026 compared to the comparable period in the prior year. This increase was primarily driven by the inclusion of certain sponsorship activities that were historically reported in Other Expense and the Corporation's entry into a sponsorship agreement with a local university, enhancing community engagement and visibility.

Professional fees decreased $120 thousand, or 6.7%, for the quarter ended March 31, 2026 compared to the comparable period in the prior year, primarily due to reduced consultant fees.

Tax Provision
The effective income tax rate was 19.1% and 18.7% for the quarters ended March 31, 2026 and March 31, 2025, respectively. The discrete tax effect of vested equity compensation awards favorably impacted the first quarters of 2026 and 2025 by 132 and 71 basis points, respectively. Additionally, the effective tax rates for the three months ended March 31, 2026 and 2025 were favorably impacted by 21 and 73 basis points, respectively, from the proceeds of BOLI death benefit proceeds. Excluding the discrete impact of vested equity compensation awards and BOLI death benefit proceeds, the effective tax rate was 20.6% for the three months ended March 31, 2026 compared to 20.2% for the three months ended March 31, 2025.

Asset Quality and Provision for Credit Losses
Nonperforming assets totaled $41.2 million at March 31, 2026, $37.8 million at December 31, 2025, and $34.0 million at March 31, 2025. During the first quarter, a $3.9 million commercial real estate loan and a $1.0 million residential real estate loan secured for business purpose were placed on nonaccrual status. Subsequent to their nonaccrual designation, these loans incurred charge-offs totaling $652 thousand and were transferred to held-for-sale status.

Net loan and lease charge-offs were $1.3 million for the three months ended March 31, 2026 compared to $1.1 million and $1.7 million for the three months ended December 31, 2025 and March 31, 2025, respectively.

The provision for credit losses was $1.3 million for the three months ended March 31, 2026 compared to $3.1 million and $2.3 million for the three months ended December 31, 2025 and March 31, 2025, respectively. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.28% at March 31, 2026, December 31, 2025, and March 31, 2025.

Share Repurchases
During the quarter ended March 31, 2026, the Corporation repurchased 351,138 shares of common stock at an average price of $33.70 per share. Including brokerage fees and excise tax, the average cost per share was $34.07. As of March 31, 2026, 1,919,799 shares are available for repurchase under the Share Repurchase Plan.

Conference Call
Univest will host a conference call to discuss first quarter 2026 results on Thursday, April 23, 2026 at 9:00 a.m. EDT. Participants may preregister at https://registrations.events/direct/Q4I46085961. The general public can access the call by dialing 1-800-715-9871; referencing Access Code 46085 or "Univest Financial Corporation First Quarter 2026 Earnings Call" to the operator. A replay of the conference call will be available through April 30, 2026 using the following link: https://registrations.events/direct/Q4I46085961.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $8.1 billion in assets and $5.8 billion in assets under management and supervision through its Wealth Management lines of business at March 31, 2026. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future financial condition, results of operations, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition and demand for financial services in our market area; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and/or lead to higher operating costs and higher costs we pay to retain and attract deposits; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) fluctuations in real estate values and both residential and commercial real estate market conditions; (5) changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; (6) our ability to access cost-effective funding; (7) changes in economic conditions nationally and in our market, including potential recessionary conditions and the levels of unemployment in our market area; (8) changes in the economic assumptions or methodology used to calculate our allowance for credit losses; (9) legislative, regulatory, accounting or tax changes; (10) monetary and fiscal policies of the U.S. government, including the policies of the Board of Governors of the Federal Reserve System; (11) the effectiveness of our risk management processes and procedures; (12) the ability to maintain and increase market share and control expenses; (13) the imposition of tariffs or other domestic or international governmental policies and retaliatory responses; (14) the impact of a potential government shutdown; (15) the failure to maintain current technologies and to successfully implement future information technology enhancements; (16) technological issues that may adversely affect our operations or those of our customers; (17) a failure or breach in our operational or security systems or infrastructure, including cyberattacks; (18) changes in the securities markets; (19) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (20) our ability to enter into new markets successfully and capitalize on growth opportunities; (21) changes in investor sentiment or consumer spending or savings behavior; and/or (22) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2026
(Dollars in thousands)

Balance Sheet (Period End)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
ASSETS
Cash and due from banks	$69,645	$63,579	$70,843	$76,624	$73,319
Interest-earning deposits with other banks	152,712	490,133	745,896	83,741	95,815
Cash and cash equivalents	222,357	553,712	816,739	160,365	169,134
Investment securities held-to-maturity	119,490	123,024	126,040	128,455	130,889
Investment securities available for sale, net of allowance for credit losses	379,028	371,251	368,393	366,421	364,503
Investments in equity securities	2,898	2,014	2,413	1,801	1,667
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	35,511	37,808	39,617	36,482	35,732
Loans held for sale	14,371	15,288	6,330	17,774	13,150
Loans and leases held for investment	6,940,212	6,914,804	6,785,482	6,801,185	6,833,037
Less: Allowance for credit losses, loans and leases	(88,900)	(88,165)	(86,527)	(86,989)	(87,790)
Net loans and leases held for investment	6,851,312	6,826,639	6,698,955	6,714,196	6,745,247
Premises and equipment, net	44,774	45,554	46,245	47,140	47,175
Operating lease right-of-use assets	25,032	25,795	26,536	27,278	27,182
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	7,583	7,328	7,537	7,967	8,061
Bank owned life insurance	142,141	140,001	139,044	140,086	139,482
Accrued interest and other assets	121,575	112,973	120,257	115,581	117,435
Total assets	$8,141,582	$8,436,897	$8,573,616	$7,939,056	$7,975,167

LIABILITIES
Noninterest-bearing deposits	$1,475,851	$1,431,974	$1,390,565	$1,461,189	$1,433,995
Interest-bearing deposits:	5,337,912	5,655,339	5,827,578	5,121,471	5,224,503
Total deposits	6,813,763	7,087,313	7,218,143	6,582,660	6,658,498
Short-term borrowings	26,156	24,411	11,951	6,271	4,031
Long-term debt	175,000	200,000	200,000	200,000	175,000
Subordinated notes	98,908	98,867	129,597	149,511	149,386
Operating lease liabilities	27,699	28,531	29,310	30,106	30,062
Accrued expenses and other liabilities	48,106	54,457	51,396	53,775	54,718
Total liabilities	7,189,632	7,493,579	7,640,397	7,022,323	7,071,695

SHAREHOLDERS' EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	301,154	304,021	302,696	301,640	300,634
Retained earnings	611,771	591,202	574,715	555,403	541,776
Accumulated other comprehensive loss, net of tax benefit	(25,951)	(25,467)	(31,636)	(34,969)	(37,922)
Treasury stock, at cost	(92,808)	(84,222)	(70,340)	(63,125)	(58,800)
Total shareholders’ equity	951,950	943,318	933,219	916,733	903,472
Total liabilities and shareholders’ equity	$8,141,582	$8,436,897	$8,573,616	$7,939,056	$7,975,167

	For the three months ended,
Balance Sheet (Average)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Assets	$8,250,766	$8,528,465	$8,191,010	$7,979,475	$7,981,043
Investment securities, net of allowance for credit losses	499,078	497,201	492,197	497,214	500,078
Loans and leases, gross	6,939,600	6,848,654	6,790,827	6,846,938	6,856,503
Deposits	6,891,928	7,165,437	6,836,043	6,633,250	6,617,653
Shareholders' equity	949,509	936,417	923,454	908,536	896,811

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
March 31, 2026
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Commercial, financial and agricultural	$1,038,947	$1,027,434	$996,612	$1,052,246	$1,034,361
Real estate-commercial	3,656,779	3,621,536	3,517,803	3,485,615	3,546,402
Real estate-construction	299,962	306,793	309,365	302,424	281,785
Real estate-residential secured for business purpose	556,040	554,178	545,191	535,210	536,082
Real estate-residential secured for personal purpose	942,054	959,610	974,395	984,166	992,767
Real estate-home equity secured for personal purpose	201,244	200,394	197,503	195,014	189,119
Loans to individuals	12,319	12,793	13,447	14,069	16,930
Lease financings	232,867	232,066	231,166	232,441	235,591
Total loans and leases held for investment, net of deferred income	6,940,212	6,914,804	6,785,482	6,801,185	6,833,037
Less: Allowance for credit losses, loans and leases	(88,900)	(88,165)	(86,527)	(86,989)	(87,790)
Net loans and leases held for investment	$6,851,312	$6,826,639	$6,698,955	$6,714,196	$6,745,247

Asset Quality Data (Period End)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Nonaccrual loans and leases	$13,289	$13,743	$27,330	$27,909	$11,126
Accruing loans and leases 90 days or more past due	3,750	89	829	125	322
Total nonperforming loans and leases	17,039	13,832	28,159	28,034	11,448
Other real estate owned	24,073	23,926	23,926	22,471	22,433
Repossessed assets	124	65	40	80	79
Total nonperforming assets	$41,236	$37,823	$52,125	$50,585	$33,960
Nonaccrual loans and leases / Loans and leases held for investment	0.19%	0.20%	0.40%	0.41%	0.16%
Nonperforming loans and leases / Loans and leases held for investment	0.25%	0.20%	0.41%	0.41%	0.17%
Nonperforming assets / Total assets	0.51%	0.45%	0.61%	0.64%	0.43%

Allowance for credit losses, loans and leases	$88,900	$88,165	$86,527	$86,989	$87,790
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.28%	1.28%	1.28%	1.28%	1.28%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases	668.97%	641.53%	316.60%	311.69%	789.05%
Allowance for credit losses, loans and leases / Nonperforming loans and leases	521.74%	637.40%	307.28%	310.30%	766.86%

	For the three months ended,
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Net loan and lease charge-offs	$1,263	$1,145	$480	$7,807	$1,686
Net loan and lease charge-offs (annualized)/Average loans and leases	0.07%	0.07%	0.03%	0.46%	0.10%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2026
(Dollars in thousands, except per share data)
	For the three months ended,
For the period:	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Interest income	$106,351	$111,716	$109,648	$105,706	$103,416
Interest expense	42,986	49,167	48,324	46,165	46,635
Net interest income	63,365	62,549	61,324	59,541	56,781
Provision for credit losses	1,303	3,145	517	5,694	2,311
Net interest income after provision for credit losses	62,062	59,404	60,807	53,847	54,470
Noninterest income:
Trust fee income	2,236	2,316	2,230	2,146	2,161
Service charges on deposit accounts	2,279	2,237	2,302	2,258	2,194
Investment advisory commission and fee income	6,154	6,055	5,671	5,460	5,613
Insurance commission and fee income	7,423	4,825	5,468	5,261	6,889
Other service fee income	3,041	2,668	2,416	3,147	2,707
Bank owned life insurance income	1,332	970	1,908	1,012	1,959
Net gain on mortgage banking activities	791	886	848	981	647
Other income	832	2,065	1,080	1,236	245
Total noninterest income	24,088	22,022	21,923	21,501	22,415
Noninterest expense:
Salaries, benefits and commissions	33,459	33,009	31,652	31,536	30,826
Net occupancy	2,998	2,882	2,675	2,739	2,853
Equipment	1,079	1,052	1,076	1,043	1,122
Data processing	4,480	4,390	4,263	4,408	4,364
Professional fees	1,677	1,947	1,876	1,597	1,797
Marketing and advertising	634	479	323	498	353
Deposit insurance premiums	1,170	1,106	1,195	1,074	1,151
Intangible expenses	93	102	106	131	130
Restructuring charges	427	—	—	—	—
Other expense	6,652	7,743	7,503	7,306	6,732
Total noninterest expense	52,669	52,710	50,669	50,332	49,328
Income before taxes	33,481	28,716	32,061	25,016	27,557
Income tax expense	6,389	5,971	6,422	5,038	5,162
Net income	$27,092	$22,745	$25,639	$19,978	$22,395
Net income per share:
Basic	$0.97	$0.80	$0.89	$0.69	$0.77
Diluted	$0.96	$0.79	$0.89	$0.69	$0.77
Dividends declared per share	$0.22	$0.22	$0.22	$0.22	$0.21
Weighted average shares outstanding	28,032,897	28,376,191	28,716,582	28,859,348	29,000,567
Period end shares outstanding	27,949,173	28,156,917	28,576,346	28,810,805	28,962,648

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2026

	For the three months ended,
Profitability Ratios (annualized)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Return on average assets	1.33%	1.06%	1.24%	1.00%	1.14%
Return on average assets, excluding restructuring charges (1)	1.35%	1.06%	1.24%	1.00%	1.14%
Return on average shareholders' equity	11.57%	9.64%	11.02%	8.82%	10.13%
Return on average shareholder's equity, excluding restructuring charges (1)	11.72%	9.64%	11.02%	8.82%	10.13%
Return on average tangible common equity (1)(3)	14.27%	11.93%	13.68%	11.02%	12.69%
Return on average tangible common equity, excluding restructuring charges (1)(3)	14.45%	11.93%	13.68%	11.02%	12.69%
Net interest margin (FTE)	3.33%	3.10%	3.17%	3.20%	3.09%
Efficiency ratio (2)	59.7%	61.8%	60.2%	61.6%	61.6%

Capitalization Ratios
Dividends declared to net income	22.8%	27.5%	24.7%	31.8%	27.2%
Shareholders' equity to assets (Period End)	11.69%	11.18%	10.88%	11.55%	11.33%
Tangible common equity to tangible assets (1)	9.72%	9.27%	9.00%	9.52%	9.31%
Common equity book value per share	$34.06	$33.50	$32.66	$31.82	$31.19
Tangible common equity book value per share (1)	$27.71	$27.20	$26.45	$25.66	$25.06

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.95%	9.51%	9.85%	9.94%	9.80%
Common equity tier 1 risk-based capital ratio	11.32%	11.22%	11.40%	11.19%	10.97%
Tier 1 risk-based capital ratio	11.32%	11.22%	11.40%	11.19%	10.97%
Total risk-based capital ratio	13.95%	13.86%	14.28%	14.58%	14.35%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	March 31, 2026			December 31, 2025
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$306,797	$2,810	3.71%	$680,052	$6,808	3.97%
Other debt and equity securities	499,078	4,053	3.29	497,201	4,021	3.21
Federal Home Loan Bank, Federal Reserve Bank and other stock	37,286	704	7.66	38,894	754	7.69
Total interest-earning deposits, investments and other interest-earning assets	843,161	7,567	3.64	1,216,147	11,583	3.78
Commercial, financial, and agricultural loans	959,673	15,331	6.48	939,461	15,900	6.71
Real estate—commercial and construction loans	3,861,156	55,796	5.86	3,781,248	56,163	5.89
Real estate—residential loans	1,710,239	21,526	5.10	1,716,569	21,967	5.08
Loans to individuals	12,396	273	8.93	13,023	297	9.08
Tax-exempt loans and leases	223,166	3,116	5.66	225,707	3,091	5.43
Lease financings	172,970	3,212	7.53	172,646	3,158	7.26
Gross loans and leases	6,939,600	99,254	5.80	6,848,654	100,576	5.83
Total interest-earning assets	7,782,761	106,821	5.57	8,064,801	112,159	5.52
Cash and due from banks	57,980			56,000
Allowance for credit losses, loans and leases	(88,832)			(87,615)
Premises and equipment, net	45,359			46,062
Operating lease right-of-use assets	25,414			26,153
Other assets	428,084			423,064
Total assets	$8,250,766			$8,528,465
Liabilities:
Interest-bearing checking deposits	$1,280,570	$7,722	2.45%	$1,389,619	$9,175	2.62%
Money market savings	2,045,306	16,918	3.35	2,168,721	19,679	3.60
Regular savings	765,296	1,372	0.73	754,027	1,444	0.76
Time deposits	1,389,144	13,130	3.83	1,441,199	14,371	3.96
Total time and interest-bearing deposits	5,480,316	39,142	2.90	5,753,566	44,669	3.08
Short-term borrowings	25,578	3	0.05	21,490	3	0.06
Long-term debt	201,389	2,093	4.21	200,000	2,144	4.25
Subordinated notes	98,897	1,748	7.17	120,764	2,351	7.72
Total borrowings	325,864	3,844	4.78	342,254	4,498	5.21
Total interest-bearing liabilities	5,806,180	42,986	3.00	6,095,820	49,167	3.20
Noninterest-bearing deposits	1,411,612			1,411,871
Operating lease liabilities	28,116			28,902
Accrued expenses and other liabilities	55,349			55,455
Total liabilities	7,301,257			7,592,048
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,217,792		2.42	7,507,691		2.60
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	303,413			303,235
Retained earnings and other equity	488,312			475,398
Total shareholders' equity	949,509			936,417
Total liabilities and shareholders' equity	$8,250,766			$8,528,465
Net interest income		$63,835			$62,992
Net interest spread			2.57			2.32
Effect of net interest-free funding sources			0.76			0.78
Net interest margin			3.33%			3.10%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.04	%		132.30	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $793 thousand and $559 thousand for the three months ended March 31, 2026 and December 31, 2025, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2026 and December 31, 2025 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended March 31,
Tax Equivalent Basis	2026			2025
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$306,797	$2,810	3.71%	$119,997	$1,360	4.60%
Obligations of state and political subdivisions*	—	—	—	879	4	1.85
Other debt and equity securities	499,078	4,053	3.29	499,199	4,019	3.27
Federal Home Loan Bank, Federal Reserve Bank and other stock	37,286	704	7.66	37,561	687	7.42
Total interest-earning deposits, investments and other interest-earning assets	843,161	7,567	3.64	657,636	6,070	3.74
Commercial, financial, and agricultural loans	959,673	15,331	6.48	990,860	17,020	6.97
Real estate—commercial and construction loans	3,861,156	55,796	5.86	3,704,232	52,676	5.77
Real estate—residential loans	1,710,239	21,526	5.10	1,729,146	21,542	5.05
Loans to individuals	12,396	273	8.93	19,438	393	8.20
Tax-exempt loans and leases	223,166	3,116	5.66	230,133	2,861	5.04
Lease financings	172,970	3,212	7.53	182,694	3,240	7.19
Gross loans and leases	6,939,600	99,254	5.80	6,856,503	97,732	5.78
Total interest-earning assets	7,782,761	106,821	5.57	7,514,139	103,802	5.60
Cash and due from banks	57,980			56,690
Allowance for credit losses, loans and leases	(88,832)			(87,822)
Premises and equipment, net	45,359			46,852
Operating lease right-of-use assets	25,414			27,761
Other assets	428,084			423,423
Total assets	$8,250,766			$7,981,043
Liabilities:
Interest-bearing checking deposits	$1,280,570	$7,722	2.45%	$1,222,012	$7,075	2.35%
Money market savings	2,045,306	16,918	3.35	1,840,194	18,035	3.97
Regular savings	765,296	1,372	0.73	702,543	763	0.44
Time deposits	1,389,144	13,130	3.83	1,476,495	16,106	4.42
Total time and interest-bearing deposits	5,480,316	39,142	2.90	5,241,244	41,979	3.25
Short-term borrowings	25,578	3	0.05	6,909	14	0.82
Long-term debt	201,389	2,093	4.21	217,500	2,361	4.40
Subordinated notes	98,897	1,748	7.17	149,319	2,281	6.20
Total borrowings	325,864	3,844	4.78	373,728	4,656	5.05
Total interest-bearing liabilities	5,806,180	42,986	3.00	5,614,972	46,635	3.37
Noninterest-bearing deposits	1,411,612			1,376,409
Operating lease liabilities	28,116			30,675
Accrued expenses and other liabilities	55,349			62,176
Total liabilities	7,301,257			7,084,232
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,217,792		2.42	6,991,381		2.71
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	303,413			302,653
Retained earnings and other equity	488,312			436,374
Total shareholders' equity	949,509			896,811
Total liabilities and shareholders' equity	$8,250,766			$7,981,043
Net interest income		$63,835			$57,167
Net interest spread			2.57			2.23
Effect of net interest-free funding sources			0.76			0.86
Net interest margin			3.33%			3.09%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.04	%		133.82	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $793 thousand and $554 thousand for the three months ended March 31, 2026 and 2025, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2026 and 2025 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
March 31, 2026

(Dollars in thousands)
Industry Description	Total Outstanding Balance	% of Commercial Loan Portfolio
Animal Production	$432,795	7.8%
CRE - Retail	428,107	7.7
CRE - Multi-family	389,616	7.0
CRE - 1-4 Family Residential Investment	276,464	5.0
Hotels & Motels (Accommodation)	268,311	4.8
CRE - Office	255,519	4.6
CRE - Industrial / Warehouse	221,472	4.0
Specialty Trade Contractors	212,762	3.8
Nursing and Residential Care Facilities	163,252	2.9
Homebuilding (tract developers, remodelers)	149,383	2.7
Crop Production	136,365	2.5
Merchant Wholesalers, Durable Goods	132,459	2.4
Repair and Maintenance	128,533	2.3
CRE - Mixed-Use - Commercial	120,441	2.2
Motor Vehicle and Parts Dealers	119,414	2.2
CRE - Mixed-Use - Residential	109,227	2.0
Nondepository Credit Intermediation and Related Activities (except 5221)	104,189	1.9
Wood Product Manufacturing	103,621	1.9
Administrative and Support Services	97,371	1.8
Food Services and Drinking Places	90,711	1.6
Professional, Scientific, and Technical Services	90,018	1.6
Education	82,622	1.5
Merchant Wholesalers, Nondurable Goods	81,088	1.5
Fabricated Metal Product Manufacturing	78,283	1.4
Amusement, Gambling, and Recreation Industries	75,792	1.4
Personal and Laundry Services	64,254	1.2
Food Manufacturing	63,358	1.1
Miniwarehouse / Self-Storage	63,051	1.1
Religious Organizations, Advocacy Groups	62,815	1.1
Private Equity & Special Purpose Entities (except 52592)	56,916	1.0
Machinery Manufacturing	56,210	1.0
Industries with >$50 million in outstandings	$4,714,419	84.9%
Industries with <$50 million in outstandings	$837,309	15.1%
Total Commercial Loans	$5,551,728	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$942,054
Real Estate-Home Equity Secured for Personal Purpose	201,244
Loans to Individuals	12,319
Lease Financings	232,867
Total Consumer Loans and Lease Financings	$1,388,484

Total	$6,940,212

Univest Financial Corporation
Non-GAAP Reconciliation
March 31, 2026

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,
(Dollars in thousands)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Restructuring charges (a)	$427	$—	$—	$—	$—
Tax effect of restructuring charges	(90)	—	—	—	—
Restructuring charges, net of tax	$337	$—	$—	$—	$—

Net income	$27,092	$22,745	$25,639	$19,978	$22,395
Amortization of intangibles, net of tax	73	81	84	103	103
Net income before amortization of intangibles	$27,165	$22,826	$25,723	$20,081	$22,498

Shareholders' equity	$951,950	$943,318	$933,219	$916,733	$903,472
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(1,960)	(1,919)	(1,966)	(2,040)	(2,104)
Tangible common equity	$774,480	$765,889	$755,743	$739,183	$725,858

Total assets	$8,141,582	$8,436,897	$8,573,616	$7,939,056	$7,975,167
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(1,960)	(1,919)	(1,966)	(2,040)	(2,104)
Tangible assets	$7,964,112	$8,259,468	$8,396,140	$7,761,506	$7,797,553

Average shareholders' equity	$949,509	$936,417	$923,454	$908,536	$896,811
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Average other intangibles (b)	(1,922)	(1,935)	(1,983)	(2,068)	(2,162)
Average tangible common equity	$772,077	$758,972	$745,961	$730,958	$719,139

(a) Associated with planned closure of two underutilized facilities; a financial center and a limited purpose banking office
(b) Amount does not include mortgage servicing rights